Exhibit 23.1
CONSENT OF INDEPENDENT AUDITOR
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-144281) pertaining to the 1999 Stock Plan and the 2007 Equity Incentive Plan of comScore, Inc., a Delaware corporation (“comScore”);

(2)	Registration Statement (Form S-8 No. 333-155355) pertaining to the 2007 Equity Incentive Plan of comScore;

(3)	Registration Statement (Form S-8 No. 333-159126) pertaining to the 2007 Equity Incentive Plan of comScore;

(4)	Registration Statement (Form S-8 No. 333-166349) pertaining to the 2007 Equity Incentive Plan of comScore; and

(5)	Registration Statement (Form S-3 No. 333-166350) pertaining to a universal shelf registration of securities by comScore of our report dated June 24, 2010, except for Note 8 as to which the date is August 20, 2010, relating to our audit of the financial statements of Nexius, Inc. as of and for the year ended December 31, 2009, included in this Current Report on Form 8-K/A.
/s/ McGladrey&Pullen, LLP

Vienna, Virginia
September 14, 2010